AMENDED AND RESTATED
BY-LAWS
OF
AKAMAI TECHNOLOGIES, INC.

Effective as of September 10, 2025
ARTICLE 1 - Stockholders
1.1    Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors, the Chair of the Board or the Chief Executive Officer or, if not so designated, at the registered office of the corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the General Corporation Law of the State of Delaware.
1.2    Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors, the Chair of the Board or the Chief Executive Officer at the time and place to be fixed by the Board of Directors, the Chair of the Board or the Chief Executive Officer and stated in the notice of the meeting. The corporation may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.
1.3    Special Meetings. Special meetings of stockholders may be called at any time only by the Chair of the Board of Directors, the Chief Executive Officer or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The corporation may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.
1.4    Notice of Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.
1.5    Voting List. The officer who has charge of the stock ledger of the corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.5 or to vote in person or by proxy at any meeting of stockholders.
1.6    Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.
1.7    Adjournments. Any meeting of stockholders may be adjourned (including due to a technical failure to convene or continue the meeting by remote communication) to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time, the place, if any, and the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) in the case of a meeting conducted by means of remote communications, displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting; unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.
1.8    Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote or act for such stockholder by proxy executed in writing (or in such other manner permitted by the General Corporation Law of the State of Delaware) by the stockholder or such stockholder’s authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution unless the proxy expressly provides for a longer period.
1.9    Action at Meeting. When a quorum is present at any meeting, the holders of a majority in voting power of the stock present or represented and voting on a matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority in voting power of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. When a quorum is present at any meeting, for the election of directors, a nominee for director shall be elected by the stockholders at such meeting if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” votes not counted as a vote either “for” or “against” that director’s election); provided, that directors shall be elected by a plurality of the votes cast when a quorum is present at any meeting of stockholders for which

(a) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 1.10 of these By-Laws and (b) such nomination has not been withdrawn by such stockholder on or before the tenth business day before the corporation first mails its notice of meeting to the stockholders.
1.10    Nomination of Directors.
(a)    Except for (i) any directors entitled to be elected by the holders of preferred stock, (ii) any directors elected in accordance with Section 2.4 hereof by the Board of Directors to fill a vacancy or newly-created directorship or (iii) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures of this Section 1.10 or Section 1.13 shall be eligible for election as directors. Nomination for election to the Board of Directors of the corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors, (ii) by any stockholder of the corporation who (A) timely complies with the notice procedures set forth in Section 1.10(b), (B) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (C) is entitled to vote at such meeting, or (iii) by any Eligible Stockholder (as defined in Section 1.13(a)(i)) who has complied with the procedures set forth in Section 1.13.
(b)    To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors, the Chair of the Board or the Chief Executive Officer has determined, in accordance with Section 1.3, that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that the Board of Directors, the Chair of the Board or the Chief Executive Officer, as the case may be, has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (A) the 90th day prior to such special meeting and (B) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
(c)    The stockholder’s notice to the Secretary shall set forth:
(i)    as to each person whom the stockholder proposes to nominate for election as a director (a “nominee”): (A) such nominee’s name, age, business address and, if known, residence address and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (B) such nominee’s written consent to being named in a proxy statement as a nominee and to serve as a director if elected; (C) a description of all agreements, arrangements or understandings between the stockholder or any beneficial owner on whose behalf such nomination is made, or their respective affiliates and associates, and each nominee or any other person or persons (naming such person or persons) in connection with the making of such nomination or nominations; (D) a representation and agreement that such nominee is not and will not become party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the corporation, will act, in his or her capacity as a director of the corporation, or vote on any issue or question in his or her capacity as a director of the corporation (a “Voting Commitment”) that has not been disclosed to the corporation, (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law or (3) any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation; (E) a representation made in such person’s individual capacity that such nominee would be in compliance and, if elected as a director of the corporation, will comply with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation, including codes of conduct; (F) a representation that the nominee, if elected as a director of the corporation, intends to serve the full term as a director; (G) the information referenced in clauses (C) through (I) of Section 1.10(c)(ii) with references to the stockholder and beneficial owner replaced with references to the nominee; and (H) a completed and signed questionnaire, representation and agreement for the nominee referenced in Section 1.10(f) and a signed certification of the statements (to the extent relating to such nominee) set forth in Section 1.10(d) of the By-Laws;
(ii)    as to each stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made: (A) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner; (B) the class and series and number of shares of stock of the corporation which are directly or indirectly owned, beneficially or of record, by such person(s) and their respective affiliates and associates as of the date of such notice (including any shares of any class or series of the corporation as to which such person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time); (C) a description of the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the corporation (each a “Derivative Security”), which are, directly or indirectly, beneficially owned by such stockholder or beneficial owner or owners and their respective affiliates and associates, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares or other securities of the corporation; (D) a description of the terms of any number of shares subject to any short interest in any securities of the corporation in which the stockholder or beneficial owner or any of their respective affiliates and associates has an interest (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such stockholder or beneficial owner, directly or indirectly, through any proxy, contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder and such beneficial owner, and any of their respective affiliates and associates, if any, that are separated or separable from the underlying shares of the corporation; (F) a description of any proportionate interest in shares or other securities of the corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such stockholder is (1) a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, or (2) the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (G) a description of any proxy, contract, agreement, arrangement, understanding or relationship including any repurchase or similar so called “stock borrowing” agreement or arrangement, the purpose or effect of which is to mitigate loss, reduce economic risk or increase or decrease voting power with respect to any capital stock of the corporation; (H) a description of any material pending or threatened legal proceeding involving the corporation, or any of its respective directors or officers, to which such stockholder, beneficial owner or any of their respective affiliates and associates is a party; (I) a description of any performance-related fees (other than an asset-based fee) to which the stockholder, beneficial owner or any of their respective affiliates and associates may be entitled as a result of any increase or decrease in the value of shares of the corporation or Derivative Securities; (J) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (1) the stockholder, the beneficial owner, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (2) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant; (K) any other information relating to such stockholder and beneficial owner, as a nominating stockholder or beneficial owner, that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act; (L) a completed and signed questionnaire, representation and agreement for such stockholder or beneficial owner referenced in Section 1.10(f) and a signed certification of the statements (to the extent relating to such stockholder or beneficial owner) set forth in Section 1.10(d), of these By-Laws; (M) a representation that such stockholder or beneficial owner intends or is part of a group which intends to solicit proxies or votes from stockholders representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote on the election of directors in support of director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and (N) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice.
(d)    By delivering notice pursuant to this Section 1.10, a stockholder represents and warrants that all information contained in its notice, as of the deadline for submitting the notice, is true, accurate and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the corporation and the Board of Directors to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this Section 1.10 by any stockholder proposing a nomination or other business for consideration at a meeting shall not be true, correct and complete in all respects prior to the deadline for submitting notice, such information may be deemed not to have been provided in accordance with this Section 1.10.
(e)    Not later than 10 days after the record date for the meeting, the information required by Section 1.10(c)(i) and (ii) shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. The stockholder giving notice shall promptly notify the corporation if it fails to satisfy any of the requirements set forth in Rule 14a-19 (or any successor provision) of the promulgated under the Exchange Act. A stockholder shall not have complied with Section 1.10(c) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.10 or Rule 14a-19 (or any successor provision) promulgated under the Exchange Act. Upon request by the corporation, if a stockholder provides notice pursuant to Rule 14a-19(b) (or any successor provision) promulgated under the Exchange Act, such stockholder shall deliver to the corporation, no later than five business days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) (or any successor provision) promulgated under the Exchange Act. Unless otherwise required by law, if any stockholder provides notice pursuant to Rule 14a-19 (or any successor provision) promulgated under the Exchange Act and subsequently fails to comply with any of the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the corporation shall disregard any proxies or votes solicited for such nominees and such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act, the Certificate of Incorporation and these By-Laws with respect to any nomination set forth in this Section 1.10.
(f)    The corporation may require that any proposed nominee and any stockholder or beneficial owner who is nominating such nominee or on whose behalf such nomination is being made furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the corporation’s corporate governance guidelines as posted on its website or to assist the Board of Directors in its evaluation of the nominee and the nomination. In addition, to be eligible to be a nominee by a stockholder for election or reelection as a director of the corporation, both the nominee and each stockholder and beneficial owner who is nominating such nominee or on whose behalf such nomination is being made must complete and deliver (in accordance with the time periods described for delivery of notice under Section 1.10(b) of these By-Laws) to the Secretary at the principal executive offices of the corporation, a written questionnaire with respect to the identity, background and qualification of such proposed nominee and the identity and background of such stockholder or beneficial owner (which questionnaire shall be updated from time to time by, and provided by, the Secretary upon written request).
(g)    Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.
(h)    Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the corporation. For purposes of this Section 1.10, to be considered a “qualified representative of the stockholder”, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(i)    For purposes of this Section 1.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For the purpose of this Section 1.10 and Section 1.11 below, the term “affiliate” or “affiliates” and “associate” or “associates” shall have the meaning ascribed thereto under the Exchange Act.
1.11    Notice of Business at Annual Meetings.
(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the election of directors of the corporation, the procedures in Section 1.10 or Section 1.13 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (A) have given timely notice thereof in writing to the Secretary in accordance with the procedures in Section 1.11(b), (B) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (C) be entitled to vote at such annual meeting.
(b)    To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
(c)    The stockholder’s notice to the Secretary shall set forth (i) as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting; (B) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws, the exact text of the proposed amendment); (C) the reasons for conducting such business at the annual meeting; (D) the information required in Section 1.10(c)(ii)(A) through (I) of the By-Laws; (E) a description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business; (F) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal; (G) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (H) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials); (I) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (J) a signed certification of the statements set forth in Section 1.11(d) of these By-Laws. The corporation may require any stockholder or beneficial owner making such a proposal, or on whose behalf such a proposal is being made, to furnish such other information as the corporation may reasonably require to evaluate such proposal.
(d)    By delivering notice pursuant to this Section 1.11, a stockholder represents and warrants that all information contained in its notice, as of the deadline for submitting the notice, is true, accurate and complete in all respects, contains no false or misleading statements and such stockholder acknowledges that it intends for the corporation and the Board of Directors to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this Section 1.11 by any stockholder proposing a nomination or other business for consideration at a meeting shall not be true, correct and complete in all respects prior to the deadline for submitting notice, such information may be deemed not to have been provided in accordance with this Section 1.11.
(e)    Not later than 10 days after the record date for the meeting, the information required by Section 1.11(b) of the By-Laws shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 1.11; provided that any stockholder proposal which complies with Rule 14a-8 (or any successor provision) of the Exchange Act and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 1.11. A stockholder shall not have complied with this Section 1.11(e) if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.11.
(f)    Except as otherwise required by law or Section 1.13 of the By-Laws, nothing in this Section 1.11 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.
(g)    Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.
(h)    Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the corporation.
(i)    For purposes of this Section 1.11, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.10.

1.12    Conduct of Meetings.
(a)    Meetings of stockholders shall be presided over by the Chair of the Board, or in the Chair’s absence, the Vice Chair of the Board, or in the absence of the Vice Chair, the Chief Executive Officer; provided, however, that the Board of Directors may appoint any person to act as chair of any meeting in the absence of the Chair of the Board, the Vice Chair or the Chief Executive Officer. The Secretary of the corporation shall act as secretary at all meetings of the stockholders; but in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.
(b)    The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, whether or not a quorum is present, and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(c)    The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.
(d)    In advance of any meeting of stockholders, the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.
1.13    Proxy Access Rights.
(a)    Proxy Access Nomination.

(i)    Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, nominations of individuals for election to the Board of Directors at such annual meeting may be made by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 1.13 (as further qualified by the provisions of this Section 1.13, any such individual or group, including as the context requires each member thereof, being hereinafter referred to as an “Eligible Stockholder”). The nomination provisions set forth in this Section 1.13 are separate from, and in addition to, the nomination provisions set forth in Section 1.10. Subject to the provisions of this Section 1.13 and to the extent permitted by applicable law, the corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (each such person being hereinafter referred to as a “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder pursuant to this Section 1.13.
(ii)    For purposes of this Section 1.13, the “Required Information” that the corporation will include in its proxy materials is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, by these By-Laws, by the Certificate of Incorporation and/or by the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed; and (B) the written statement, if any, consisting of 500 words or fewer delivered by the Eligible Stockholder pursuant to Section 1.13(d)(iv) in support of the Stockholder Nominee’s candidacy that is clearly and specifically identified as the written statement that the Eligible Stockholder requests the corporation to include in its proxy materials and does not include any references to any other statements or written materials in support of the Stockholder Nominee’s candidacy or any website or other locations where any such statements or written materials may be found (the “Statement”). If the Eligible Stockholder has not provided to the Secretary of the corporation a Statement within the time period specified in this Section 1.13 for delivering the Notice of Proxy Access Nomination (as defined below), the Eligible Stockholder will be deemed to have not provided the Statement and the Required Information will not include the Statement. Notwithstanding anything to the contrary contained in this Section 1.13, the corporation may omit from its proxy materials any information or Statement (or portion thereof) if the corporation believes that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.
(b)    Notice Requirements.
(i)    In order to nominate a Stockholder Nominee pursuant to this Section 1.13, an Eligible Stockholder must, in addition to satisfying the other requirements of Section 1.13, provide to the Secretary of the corporation, a written notice expressly nominating its Stockholder Nominee(s) and electing to have its Stockholder Nominee(s) included in the corporation’s proxy materials pursuant to this Section 1.13 that complies with the requirements set forth in this Section 1.13 (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Stockholder to nominate a Stockholder Nominee pursuant to this Section 1.13, the Eligible Stockholder’s Notice of Proxy Access Nomination must be received by the Secretary of the corporation at the principal executive office of the corporation not earlier than the 120th day nor later than 5:00 p.m.,

Eastern Time, on the 90th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, Notice of Proxy Access Nomination by the Eligible Stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a Notice of Proxy Access Nomination under this Section 1.13. For purposes of this Section 1.13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(ii)    In order to nominate a Stockholder Nominee pursuant to this Section 1.13, an Eligible Stockholder providing the Required Information within the time period specified in Section 1.13(b)(i) for delivering the Notice of Proxy Access Nomination must further update and supplement such Required Information, if necessary, so that all such information provided or required to be provided shall be true and correct as of the close of business on the record date for purposes of determining the stockholders entitled to vote at such annual meeting and as of the date that is ten business days prior to such annual meeting, and such update and supplement (or a written notice stating that there is no such update or supplement) must be delivered in writing to the Secretary of the corporation at the principal executive office of the corporation not later than 5:00 p.m., Eastern Time, on the fifth business day after the record date for purposes of determining the stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:00 p.m., Eastern Time, on the fifth business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten business days prior to the meeting).
(iii)    In the event that any of the information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information or communications and of the information that is required to correct any such defect.
(c)    Maximum Number of Stockholder Nominees.
(i)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting shall not exceed 25% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 1.13 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 25%; provided, that the maximum number of Stockholder Nominees that will be included in the corporation’s proxy materials with respect to an annual meeting will be reduced by (i) the number of Stockholder Nominees whom the Board of Directors itself decides to nominate for election at such annual meeting; (ii) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares from the corporation by such stockholder or group of stockholders) and (iii) the number of individuals that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors with respect to any of the preceding two annual meetings based on a nomination by one or more stockholders pursuant to Section 1.10 or this Section 1.13.
(ii)    Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 1.13 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.13 exceeds the maximum number of Stockholder Nominees provided for in Section 1.13(c)(i) (including by operation of Section 1.13(c)(iii)). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.13 for an annual meeting exceeds the maximum number of Stockholder Nominees provided for in Section 1.13(c)(i) (including by operation of Section 1.13(c)(iii)), the highest ranking Stockholder Nominee who meets the requirements of this Section 1.13 from each Eligible Stockholder (with such determination and the determination of whether a stockholder or group of stockholders constitutes an Eligible Stockholder to be based on compliance with the provisions of this Section 1.13 as of the Final Proxy Access Nomination Date) will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Stockholders based on the number of shares of common stock of the corporation each Eligible Stockholder disclosed as owned by such Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the corporation hereunder. If the maximum number of Stockholder Nominees provided for in this Section 1.13 is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 1.13 from each Eligible Stockholder determined in the manner set forth above has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees provided for in this Section 1.13 is reached. The Stockholder Nominees initially selected in accordance with this Section 1.13(c)(ii) will be the only Stockholder Nominees eligible to be nominated or included in the corporation’s proxy materials pursuant to this Section 1.13. The Notices of Proxy Access Nomination and nominations of all of the remaining Stockholder Nominees not initially selected pursuant to this Section 1.13(c)(ii) will be deemed to have been withdrawn by each of the applicable stockholders as of the Final Proxy Access Nomination Date, and, following such initial selection, if any one or more of the Stockholder Nominees so selected are (A) nominated by the Board of Directors or (B) not included in the corporation’s proxy materials or are not submitted for election for any reason, including, without limitation, a subsequent failure to comply with this Section 1.13 by the Eligible Stockholder or the Eligible Stockholder’s withdrawal of the nomination, then, in each case, no additional Stockholder Nominees will be included in the corporation’s proxy materials or otherwise submitted for stockholder election pursuant to this Section 1.13.
(iii)    If for any reason one or more vacancies occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the applicable annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible to be nominated or included in the corporation’s proxy materials pursuant to this Section 1.13 shall be calculated based on the number of directors in office as so reduced. The Notices of Proxy Access Nomination and nominations of any Stockholder Nominees who cease to be eligible to be nominated or included in the corporation’s proxy materials pursuant to this Section 1.13 as a result of the operation of this Section 1.13(c)(iii) will be deemed to have been withdrawn by each of the applicable Eligible Stockholders as of the Final Proxy Access Nomination Date.
(d)    Stockholder Eligibility.
(i)    For purposes of this Section 1.13, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) (x) shall not include any shares (I) borrowed by such Eligible Stockholder for any purposes or purchased by such Eligible Stockholder pursuant to an agreement to resell, (II) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed or (III) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares by such Eligible Stockholder or any of its affiliates and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such Eligible Stockholder or affiliate, and (y) shall be reduced by the notional amount of shares of common stock of the corporation subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether or not any such instrument is to be settled with shares or with cash, to the extent the number of shares owned by the Eligible Stockholder was not already reduced by such amount pursuant to clause (x)(III) above, and a number of shares of common stock of the corporation equal to the net “short” position in the common stock of the corporation held by such Eligible Stockholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is unconditionally revocable at any time by the Eligible Stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 1.13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.
(ii)    In order to make a nomination pursuant to this Section 1.13, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of both the date the Notice of Proxy Access Nomination is required to be received by the corporation in accordance with this Section 1.13 and the close of business on the record date for determining stockholders entitled to vote at the applicable annual meeting, and must continue to own the Required Shares through the applicable meeting date (and any postponement or adjournment thereof); provided, that, up to, but not more than, 20 individual stockholders who otherwise meet all of the requirements to be an Eligible Stockholder may aggregate their stockholdings in order to meet the Required Ownership Percentage, but not the Minimum Holding Period, of the Required Shares. For purposes of this Section 1.13, the “Required Ownership Percentage” is 3% or more of the corporation’s issued and outstanding common stock, and the “Minimum Holding Period” is three years.
(iii)    Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 1.13 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. In determining the aggregate number of stockholders in a group, a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (a “Qualifying Fund Family”) shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 1.13, a Qualifying Fund Family whose stock ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the Secretary of the corporation such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition hereof. When an Eligible Stockholder is comprised of a group, a violation of any provision of these By-Laws by any member of the group shall be deemed a violation by the entire Eligible Stockholder group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting.
(iv)    In addition to providing the Notice of Proxy Access Nomination in accordance with Section 1.13(b)(i) above, in order to nominate a Stockholder Nominee pursuant to this Section 1.13, an Eligible Stockholder or the Stockholder Nominee, as applicable, must provide the following information in writing to the Secretary of the corporation within the time period specified in this Section 1.13 for delivering the Notice of Proxy Access Nomination:
(A)one or more written statements from the record holders of the Required Shares or from the intermediaries through which the Required Shares are or have been held during the Minimum Holding Period verifying that, as of a date within seven business days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide the updates and supplements (or written notices stating that there are no such updates or supplements) described in Section 1.13(b)(ii) within the time periods set forth therein;
(B)a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission (and, if not included in such Schedule 14N, the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N);
(C)the Required Information (with the Statement, if any, clearly and specifically identified as such) and all other information, representations and agreements that are required to be set forth in a stockholder’s notice, or provided to the corporation in order to nominate an individual for election as a director, pursuant to Section 1.10;

(D)the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;
(E)in the case of a Notice of Proxy Access Nomination that is submitted by an Eligible Stockholder that is comprised of a group of stockholders, the designation by all of such stockholders of one of such stockholders who is authorized to act on behalf of all of such stockholders with respect to all matters relating to the nomination or inclusion in the corporation’s proxy materials of the Stockholder Nominee(s) nominated by such Eligible Stockholder, including, without limitation, the withdrawal of such nomination;
(F)an agreement by each Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures;
(G)an irrevocable resignation of the Stockholder Nominee, which shall become effective upon a determination in good faith by the Board of Directors or any committee thereof that the information provided to the corporation by such individual pursuant to this Section 1.13 was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(H)a representation (in the form provided by the Secretary of the corporation upon written request) that the Eligible Stockholder (I) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and that the Eligible Stockholder does not presently have such intent, (II) has not nominated and will not nominate for election to the Board of Directors at the annual meeting (or any postponement or adjournment thereof) any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1.13, (III) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (IV) will not distribute to any stockholder any form of proxy for the annual meeting other than the form of proxy distributed by the corporation, (V) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (VI) meets the requirements set forth in this Section 1.13, and (VII) has provided and will continue to provide facts, statements and other information in all communications with the corporation and its stockholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and
(I)a written undertaking (in the form provided by the Secretary of the corporation upon written request) that the Eligible Stockholder agrees to (I) assume all liability stemming from any legal or regulatory violation arising out of the communications with stockholders of the corporation by the Eligible Stockholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the Notice of Proxy Access Nomination, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) has provided or will provide to the corporation or filed with the Securities and Exchange Commission, (II) indemnify and hold harmless the Corporation and each of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the corporation individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the corporation arising out of any nomination of a Stockholder Nominee submitted by the Eligible Stockholder pursuant to this Section 1.13, and (III) promptly provide to the corporation such additional information as requested pursuant to this Section 1.13.
In connection with Section 1.13(d)(iv)(A), if any intermediary that verifies the Eligible Stockholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Stockholder will also need to provide a written statement as required by Section 1.13(d)(iv)(A) from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.
(e)    Stockholder Nominee Requirements.
(i)    Notwithstanding anything in these By-Laws to the contrary, the corporation shall not be required to include, pursuant to this Section 1.13, any Stockholder Nominee in its proxy materials (and no such Stockholder Nominee may be nominated pursuant to this Section 1.13) for any annual meeting of stockholders (A) for which the Secretary of the corporation receives a notice that the Eligible Stockholder or any other stockholder of the corporation has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for nominees for director set forth in Section 1.10, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (C) if such Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the corporation, in each case, in connection with service as a director of the corporation, (D) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s directors, in each case, as determined by the Board of Directors or any committee thereof, (E) who does not meet the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the shares of common stock of the corporation are listed; (F) who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (G) whose election as a member of the Board of Directors would cause the corporation to be in violation of these By-Laws, the Certificate, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the corporation is listed or over-the-counter market on which any securities of the corporation are traded, or any applicable state or federal law, rule or regulation, (H) who provides any information to the corporation or its stockholders required or requested pursuant to any provision of these By-Laws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes any of the agreements, representations or undertakings made by the Stockholder Nominee in connection with the nomination, (I) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (J) who is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten (10) years, (K) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (L) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof or (M) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 1.13.
(ii)    Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting but either (A) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting, or (B) does not receive a number of “for” votes equal to at least 25% of the number of shares present and entitled to vote for the election of directors, will be ineligible for nomination or inclusion in the corporation’s proxy materials as a Stockholder Nominee pursuant to this Section 1.13 for the next two annual meetings.
(iii)    Notwithstanding anything to the contrary set forth herein, if the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 1.13 or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section 1.13 in any material respect, then such nomination shall not be considered at the applicable annual meeting. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 1.13, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 1.13 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 1.13 in any material respect, then such nomination shall not be considered at the applicable annual meeting. Additionally, such nomination will not be considered at the annual meeting in question if the Eligible Stockholder (or a qualified representative thereof) does not appear at the applicable annual meeting to present any nomination of the Stockholder Nominee(s) included in the corporation’s proxy materials pursuant to this Section 1.13. For purposes of this Section 1.13, to be considered a qualified representative of a stockholder, a person must be duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 1.13, the presiding officer shall so declare at the applicable annual meeting and ballots shall be provided for use at such meeting with respect to such Stockholder Nominee.
(f)    This Section 1.13 provides the exclusive method for stockholders to include nominees for director in the corporation’s proxy materials. A stockholder’s compliance with the procedures set forth in this Section 1.13 will not also be deemed to constitute compliance with the procedures set forth in, or notice pursuant to, Section 1.10.
(g)    For the avoidance of doubt, the corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

(h)    For purposes of this Section 1.13, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the corporation, any Eligible Holder, Stockholder Nominee and any other person so long as made in good faith (without any further requirements). The chairman of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 1.13 and, if not so nominated, shall direct and declare at such annual meeting that such Stockholder Nominee shall not be considered.
ARTICLE 2 - Directors
2.1    General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
2.2    Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors, but in no event shall be less than three. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.
2.3    Terms of Office. Each director shall be elected for a term expiring at the next succeeding annual meeting. The term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.
2.4    Vacancies. Any vacancy in the Board of Directors, however occurring, or any newly created directorship resulting from an increase in the authorized number of directors, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.
2.5    Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Chief Executive Officer, Chair of the Board or Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either (a) set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director or (b) within two (2) business days be followed by an oral confirmation between the director and any of the Chief Executive Officer, Chair of the Board or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
2.6    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of

Directors may be held without notice immediately after and at the same place, if any, as the annual meeting of stockholders.
2.7    Special Meetings. Special meetings of the Board of Directors may be held at any time and place, if any, within or without the State of Delaware, designated in a call by the Chair of the Board, Chief Executive Officer, a number of directors constituting at least one-third (1/3) of the total number of directors then in office, or by one director in the event that there is only a single director in office.
2.8    Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending an electronic transmission, or delivering written notice by hand, to such director’s last known business, home or electronic transmission address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
2.9    Meetings by Remote Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of remote communication by means of which all persons participating in the meeting can hear each other (including through the use of assistive technology), and participation by such means shall constitute presence in person at such meeting.
2.10    Quorum. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed in accordance with the Certificate of Incorporation constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
2.11    Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.
2.12    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.
2.13    Removal. Directors of the corporation may be removed with or without cause by the affirmative vote of the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at an election of directors.
2.14    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.
2.15    Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.
ARTICLE 3 - Officers
3.1    Enumeration. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chair of the Board, a Vice Chair of the Board, and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.
3.2    Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.
3.3    Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.
3.4    Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation or removal.
3.5    Resignation and Removal. Any officer may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal office or to the Chief Executive Officer, Chair of the Board or Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either (a) set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer or (b) within two (2) business days be followed by an oral confirmation between the officer and any of the Chief Executive Officer, Chair of the Board or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
Any officer may be removed at any time, with or without cause, by vote of the Board of Directors.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.
3.6    Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.
3.7    Chair of the Board and Vice Chair of the Board. The Board of Directors may appoint a Chair of the Board. If the Board of Directors appoints a Chair of the Board, the Chair shall perform such duties and possess such powers as are assigned to him or her by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chair shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. If the Board of Directors appoints a Vice Chair of the Board, the Vice Chair shall, in the absence or disability of the Chair of the Board, perform the duties and exercise the powers of the Chair of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the Board of Directors.
3.8     President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless the Board of Directors has designated the Chair of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.
3.9    Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
3.10    Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.
Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.
3.11    Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.
The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.
3.12    Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.
ARTICLE 4 - Capital Stock
4.1    Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.
4.2    Certificates of Stock; Uncertificated Shares. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the General Corporation Law of the State of Delaware.
Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of General Corporation Law of the State of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
4.3    Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Uncertificated shares may be transferred by delivery of a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.
4.4    Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the corporation may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the corporation may require for the protection of the corporation or any transfer agent or registrar.
4.5    Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.
If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE 5 - General Provisions
5.1    Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.
5.2    Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.
5.3    Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing or by electronic transmission given by the person entitled to such notice or such person’s duly authorized attorney, whether before, at or after the time stated in such waiver, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in a waiver of notice.
5.4    Voting of Securities. Except as the directors may otherwise designate, the Chief Executive Officer or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders, shareholders, members, partners or otherwise of any other corporation or organization or entity, the securities of which may be held by this corporation.
5.5    Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
5.6    Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and/or restated and in effect from time to time.
5.7    Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:
(a)    The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(b)    The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(c)    The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
5.8    Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.
5.9    Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
ARTICLE 6 - Amendments
6.1    By the Board of Directors. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.
6.2    By the Stockholders. Except as otherwise provided in Section 6.3, these By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such regular or special meeting.
6.3    Certain Provisions. Notwithstanding any other provision of law, the Certificate of Incorporation or these By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least a majority of the voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote on the matter shall be required in order for stockholders to amend or repeal, or to adopt any provision inconsistent with Section 1.3, Section 1.10, Section 1.11, Section 1.12, Article 2 or Article 6 of these By-Laws.
ARTICLE 7 - Interpretation and Determinations
7.1    The Board of Directors or any committee thereof shall have the exclusive power and authority to interpret the provisions of these By-Laws and make all determinations deemed necessary or advisable in connection therewith, except to the extent otherwise expressly provided in these By-Laws.
7.2    The Board of Directors, any committee thereof, Chair of the Board or Secretary may, if the facts warrant, determine that a notice received by the corporation relating to a nomination proposed to be made or an item of business proposed to be introduced at a meeting of stockholders does not satisfy the requirements of Section 1.10, or Section 1.11 (including if the stockholder does not provide any required applicable updates to the corporation). The Board of Directors, any committee thereof or chair of the meeting shall have the power and duty to determine whether a nomination or any other business brought before a meeting of stockholders was made in accordance with the procedures set forth in Section 1.10 and Section 1.11, and to determine that such defective nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received.
7.3    Any and all such actions, interpretations and determinations that are done or made by the Board of Directors, any committee thereof, the Chair of the Board, any chair of a meeting or the Secretary in good faith pursuant to this Section 7.3 shall be final, conclusive and binding on the corporation, the stockholders and all other parties.